As filed with the Securities and Exchange Commission on August 16, 2005

Registration No. 333 -

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EARLE M. JORGENSEN COMPANY

(Exact name of registrant as specified in its charter)

Delaware	95-0886610
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

10650 Alameda Street

Lynwood, California 90262

(Address of Principal Executive Offices including Zip Code)

Earle M. Jorgensen Retirement Savings Plan

(Full title of plan)

William S. Johnson

Vice President, Chief Financial Officer and Secretary

Earle M. Jorgensen Company

10650 Alameda Street

Lynwood, California 90262

(323) 567-1122

(Name, address and telephone number of agent for service)

Copies to:

Mark A. Conley, Esq.

Katten Muchin Rosenman LLP

2029 Century Park East, Suite 2600

Los Angeles, CA 90067

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered(1)	Amount To Be Registered(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount Of Registration Fee(4)
Common Stock, $0.001 par value	1,500,000	$10.21	$15,315,000	$1,802.58

(1)	In addition, pursuant to rule 416(c) under the Securities Act, of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)	This registration statement also covers an indeterminate number of additional shares of common stock of Earle M. Jorgensen Company, a Delaware corporation (the “Company”), that may be issued by reason of stock splits, stock dividends, recapitalizations or similar transactions pursuant to Rule 416(a) of the Securities Act.

(3)	Estimated solely for the purposes of determining the registration fee pursuant to Rules 457(h) and 457(c) of the Securities Act.

The price shown is the average of the high and low prices of the common stock on August 10, 2005 as reported on the New York Stock Exchange.

(4)	Pursuant to Instruction E of Form S-8, the calculated filing fee is with respect to the additional securities (1,500,000 shares) only.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) registers additional securities of the same class as other securities for which a registration statement on Form S-8 relating to the Earle M. Jorgensen Retirement Savings Plan (the “Plan”) is effective. In accordance with General Instruction E to Form S-8, Earle M. Jorgensen Company (the “Company”) incorporates by reference the contents of the Company’s registration statement on Form S-8, Registration File No. 333-126637, filed with the Securities and Exchange Commission on July 15, 2005.

PART II

Information Required in Registration Statement

Item 8.	Exhibits

Exhibit Number	Exhibit

5.1	Opinion of Katten Muchin Rosenman LLP (including consent).

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Katten Muchin Rosenman LLP (contained in its opinion filed as Exhibit 5.1 hereto).

24.1	Power of Attorney (included on signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lynwood, State of California, on August 16, 2005.

EARLE M. JORGENSEN COMPANY

By:	/s/ MAURICE S. NELSON, JR.
	Name:	Maurice S. Nelson, Jr.
	Title:	President, Chief Executive Officer and Chief Operating Officer (Principal Executive Officer)

By:	/s/ WILLIAM S. JOHNSON
	Name:	William S. Johnson
	Title:	Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Maurice S. Nelson Jr., R. Neil McCaffrey and William S. Johnson, and each of them severally, acting alone and without the other, his true and lawful attorneys-in-fact and agents, with full power of substitution, to sign on his behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this registration statement on Form S-8 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on August 16, 2005.

Signature	Title	Date

David M. Roderick	Chairman of the Board and Director

/s/ MAURICE S. NELSON, JR. Maurice S. Nelson, Jr.	President, Chief Executive Officer, Chief Operating Officer and Director	August 16, 2005

Signature	Title	Date

/s/ WILLIAM S. JOHNSON William S. Johnson	Vice President, Chief Financial Officer and Secretary	August 16, 2005

/s/ FRANK T. NICKELL Frank T. Nickell	Director	August 16, 2005

/s/ WILLIAM A. MARQUARD William A. Marquard	Director	August 16, 2005

/s/ DR. JOHN RUTLEDGE Dr. John Rutledge	Director	August 16, 2005

/s/ EARL L. MASON Earl L. Mason	Director	August 16, 2005

/s/ DAVID I. WAHRHAFTIG David I. Wahrhaftig	Director	August 16, 2005

/s/ JOSEPH T. O’DONNELL, JR. Joseph T. O’Donnell, Jr.	Director	August 16, 2005

/s/ ANDREW G. SHARKEY, III Andrew G. Sharkey, III	Director	August 16, 2005

Pursuant to the requirements of the Securities Act of 1933, the persons who administer the Plan have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lynwood, State of California, on August 16 2005.

EARLE M. JORGENSEN COMPANY

By:	/s/ R. NEIL MCCAFFERY
	Name:	R. Neil McCaffery
	Title:	Member, Administrative Committee

INDEX TO EXHIBITS

Exhibits	Description

5.1	Opinion of Katten Muchin Rosenman LLP (including consent).

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Katten Muchin Rosenman LLP (contained in its opinion filed as Exhibit 5.1 hereto).

24.1	Power of Attorney (included on signature page).